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                                                                   EXHIBIT 21.01

                           SUBSIDIARIES OF REGISTRANT

                          Aluminum and Stainless, Inc.
                       Allegheny Steel Distributors, Inc.
                          American Metals Corporation
                                AMI Metals, Inc.
                                CCC Steel, Inc.
                           Chatham Steel Corporation
                        Durrett Sheppard Steel Co., Inc.
                             Liebovich Bros., Inc.
                                  Lusk Metals
                              Phoenix Corporation
                             RSAC Management Corp.
                         Service Steel Aerospace Corp.
                      Siskin Steel & Supply Company, Inc.
                               Toma Metals, Inc.
                                  Valex Corp.
                             Viking Materials, Inc.